TENANT:
Haemoscope Corporation
PROPERTY:
HOWARD COMMONS
620 -6295 HOWARD STREET
NILES, ILLINOIS 60714
SUITE: 6227
PREMISES RENTABLE SQUARE FOOTAGE:16,748
TENANT’S PROPORTIONATE SHARE: 5.3%
SECURITY DEPOSIT: $10,000.00
DATE OF LEASE: MARCH 23, 2004
INDUSTRIAL/OFFICE BUILDING LEASE
BETWEEN
HOWARD COMMONS ASSOCIATES, L.L.C.,
LANDLORD,
AND
HAEMOSCOPE CORPORATION
TENANT

THIS INDUSTRIAL/OFFICE BUILDING LEASE, made as of March 23, 2004, W1TNESSETH: HOWARD COMMONS ASSOCIATES, L.L.C., a Delaware limited liability company, (herein called “Landlord”), hereby leases to Haemoscope Corporation, an Illinois corporation, (herein called “Tenant”), and Tenant hereby accepts the premises as outlined on the depiction attached hereto as Exhibit A (herein called the “Premises”) and referred to as Suite 6227 of the building known as Howard Commons, located at 6201 West Howard Street, Niles, Illinois 60714 (herein called the “Building”) which is situated on the property legally described in Exhibit A-1, together with the right to use in common with other tenants any portions of the Building or property which are designated by the Landlord as common areas, for a term (herein called “Term”) of Five (5) years, commencing (the “Commencement Date”) upon July 15, 2004 or delivery of the premises with Landlord’s Work (as defined below) substantially complete, whichever is later, and shall expire five (5) years thereafter (or, if the Commencement Date did not occur on the first day of a calendar month, then the term shall expire on the last day of the 60th calendar month which is after the Commencement Date) unless sooner terminated as provided herein. Tenant shall pay as rent therefor the sums hereinafter provided, without any setoff, abatement, counterclaim or deduction whatsoever, except as set forth below.
IN CONSIDERATION THEREOF, THE PARTIES HERETO COVENANT AND AGREE:
1.    Base Rent. Tenant shall pay an annual base rent (herein called “Base Rent”) to Landlord for the Premises which Base Rent shall be payable in equal monthly installments (herein called “Monthly Base Rent”), in advance on the first day of each calendar month of the Term in the amounts set forth in, and in accordance with the provisions of, Exhibit B, attached hereto and incorporated herein by this reference thereto. If the Term shall begin on any date except the first day, or shall end on any day except the last day of a calendar month, Base Rent shall be payable at a per diem rate based on the then current monthly payment.
Base Rent, Additional Rent (as hereinafter defined), and all other amounts becoming due from Tenant to Landlord hereunder (herein collectively called the “Rent”) shall be paid in lawful money of the United States to Landlord at the office of Landlord, or as otherwise designated from time to time by written notice from Landlord to Tenant. Concurrently with the execution hereof and at Landlord’s request. Tenant shall pay Landlord Monthly Base Rent for the first full calendar month of the Term.
Landlord may authorize Tenant to take possession of all or any part of the Premises prior to the beginning of the Term. lf Tenant does take possession pursuant to authority so given, all of the covenants and conditions of this lease shall apply to and shall control such pre-Term occupancy, except as to the payment of Rent, as provided in the First Addendum hereto. If applicable, Rent for such pre-Term occupancy shall be paid upon occupancy and on the first day of each calendar month thereafter at the rate set forth in Sections 1 and 2 hereof. If the Premises are occupied for a fractional month, Rent shall be prorated on a per diem basis for such fractional month. The payment of Rent hereunder is independent of each and every other covenant and agreement contained in this lease.
If any payment of Rent is not received by Landlord within five (5) days after the date due, then Tenant shall pay Landlord a late charge equal to three percent (3%) of the amount of said delinquent payment.
2.    Additional Rent. In addition to Base Rent, Tenant shall also pay Additional Rent (as hereinafter defined) in accordance with the following provisions:

(a)    Definitions. As used in this lease,

(i)
“Expenses” shall mean and include all reasonable expenses, costs, fees and disbursements paid or incurred by or on behalf of the Landlord for owning, managing, operating, maintaining and repairing the “Real Property’ (hereinafter defined) and the personal property used in conjunction therewith (said Real Property and personally being herein collectively called the “Project”), including (without limitation): the cost of electricity, steam, water, gas, fuel, heating, lighting, air conditioning; window cleaning; insurance, including but not limited to, fire, extended coverage, liability, workmen’s compensation, elevator, or any other insurance carried by the Landlord and applicable to the Project; painting; uniforms; management fees, not to exceed 3% of gross rents per year; costs of maintaining an on-site management office; supplies, sundries, sales or use taxes on supplies or services; cost of wages and salaries of all persons engaged in the operation, administration, maintenance and repair of the Project; and fringe benefits, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization. welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for on-site employees so engaged in the operation, administration, maintenance, management and repair of the Project; the charges of any independent contractor who, under contract with the Landlord or its representatives, does any of the work of operating, maintaining or repairing of the Project; legal and accounting expenses, including, but not to be limited to, such expenses as relate to seeking or obtaining reductions in and refunds of real estate taxes; any costs or expenses allocated to the Project under easement agreements, service or operating agreements. declarations, covenants or other instruments providing for sharing of facilities or payment for services; or any other expense or charge, whether or not hereinbefore mentioned, which would be considered as an expense of owning. managing, operating, maintaining or repairing the Project. Expenses shall not include costs or other items included within the meaning of the term “Taxes” (as hereinafter defined), those items set forth in Exhibit “F”’ attached hereto, costs of alterations of the premises of tenants of the Building, costs of capital improvements to the Real Property, depreciation charges, interest and principal payments on mortgages, ground rental payments, and real estate brokerage and leasing commissions, except as hereinafter otherwise provided, notwithstanding anything contained in this clause (i) of Section 2(a) to the contrary:

(A)    The cost of any capital improvements to the Real Property made after the date of this lease which are intended to reduce Expenses or enhance the safety of the Real Property or which are required under any governmental laws, regulations, or ordinances applicable to the Real Property, whether or not in effect at the date this lease was executed, amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized cost of any such improvement (at the prevailing loan rate available to Landlord on the date the cost of such improvement was incurred) shall be included in Expenses.

(ii)	“Taxes” shall mean real estate taxes, assessments (whether they be general or special), sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (but not including income or franchise taxes, capital stock, inheritance, estate, gift, or any other taxes imposed upon or measured by the Landlord’s income or profits, unless the same shall be imposed in lieu of real estate taxes or other ad valorem taxes), which may now or hereafter be levied, assessed or imposed against the Building or the land on which the Building is located (the “Land”), or both. The Building and the Land are herein collectively called the “Real Property.”
Notwithstanding anything contained in this clause (ii) of Section 2(a) to the contrary.
(A)    If at any time during the Term of this lease the method of taxation then prevailing shall be altered so that any new tax, assessment, levy, imposition or charge or any part thereof shall be imposed upon Landlord in place or partly in place of any such Taxes, or contemplated increase therein, and shall be measured by or be based in whole or in part upon the Real Property or the rents or other income therefrom, then all such new taxes, assessments, levies, impositions or charges or part thereof, to the extent that they are so measured or based, shall be included in Taxes levied, assessed or imposed against the Real Properly to the extent that such items would be payable if the Real Property were the only property of Landlord subject thereto and the income received by Landlord from the Real Property were the only income of Landlord.
(B)    Notwithstanding the year with respect to which any such taxes or assessments are levied, (i) in the case of special taxes or assessments which may be payable in installments, the amount of each installment, plus any interest payable thereon, paid during a calendar year shall be included in Taxes for that year and (ii) if any taxes or assessments payable during any calendar year shall he computed with respect to a period in excess of twelve calendar months, then taxes or assessments applicable to the excess period shall be included in Taxes for that year. Except as provided in the preceding sentence, all references to Taxes “for” a particular year shall be deemed to refer, at Landlord’s option, to (i) Taxes levied, assessed or imposed for such year without regard to when such Taxes are payable, or (ii) Taxes paid or payable for such year without regard to when such Taxes are levied, assessed or imposed, so long as Landlord throughout the Term consistently applies the chosen method of determining Taxes.
(C)    Taxes shall also include any personal property taxes (attributable to the calendar year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the Real Property or Project or the operation thereof.
(D)    If the Building is not at least ninety percent (90%) occupied by tenants during all or a portion of any year, then Landlord may elect to make an appropriate adjustment for such year of components of Taxes which may vary depending upon the occupancy level of the Building such that the amount of such Taxes which would have been incurred if the Building had been fully occupied during the entire year shall also be deemed taxes levied or assessed against the

Real Property and included in Taxes for such year.

(iii)
“Rentab1e Area of the Building” shall be deemed to be 310,983 square feet. If, during the Term of this lease, the actual Rentable Area of the Buildings increased or decreased as a result of adding space to the Building or removing space from the Building, Landlord may change the Rentable Area of the Building and Tenant’s Proportionate Share by written notice to Tenant.

(iv)	“Rentable Area of the Premises” is stipulated by the parties to be 16,748 square feet.

(v)	“Tenant’s Proportionate Share” shall mean 5.3% which is the percentage obtained by dividing the Rentable Area of the Premises by the Rentable Area of the Building.

(vi)	“Additional Rent” shall mean Tenant’s Proportionate Share of Taxes and Expenses.
(b) Computation of Additional Rent. Tenant shall pay Tenant’s Proportionate Share of Taxes in excess of “Base Amount Taxes” and Tenant’s Proportionate Share of Expenses in excess of “Base Amount Expenses.” For purposes hereof, “Base Amount Taxes” shall be an amount equal to Tenant’s Proportionate Share of Taxes for the 2004 calendar year and “Base Amount Expenses” shall be an amount equal to Tenant’s Proportionate Share of Expenses for the 2004 calendar year. Commencing in the 2005 year, Tenant’s Proportionate Share of Expenses other than insurance and snowplowing shall not increase by more than ten cents per square foot over the previous calendar year.
(c) Payments of Additional Rent; Projections. Tenant shall make payments on account of its Additional Rent with respect to each year that Taxes and Expenses (on an aggregated basis per square foot of the Premises) exceed or are estimated to exceed Base Amount Taxes and Expenses, effective as of the first day of each calendar year (the “Adjustment Date”) as follows:

(i)
Landlord may, prior to each Adjustment Date or from time to time during the year, deliver to Tenant a written notice or notices (“Projection Notice”) setting forth (A) Landlord’s reasonable estimates, forecasts or projections (collectively, the “Projections”) of Taxes and Expenses with respect to such year, and (B) Tenant’s Proportionate Share of Taxes and Expenses with respect to such year based upon the Projections.

(ii)
Until such time as Landlord furnishes a Projection Notice with respect to any year, Tenant shall pay to Landlord a monthly installment of Additional Rent (at the time of and together with each payment of Monthly Base Rent) equal to the latest monthly installment of Additional Rent. On or before the first day of the next calendar month following Landlord’s service of a Projection Notice, and on or before the first day of each month thereafter, Tenant shall pay to Landlord one-twelfth (1/12) of Tenant’s Proportionate Share of Taxes and Expenses shown in the Projection Notice. Within fifteen (15) days following Landlord’s service of a Projection Notice, Tenant shall also pay Landlord a lump sum equal to the monthly Tenant’s Proportionate Share of Taxes and Expenses shown in the Projection Notice for January to and including the month(s) in which the Projection Notice was sent (the “Gap Period”) less the sum of any previous payments of Additional Rent made during such Gap Period.
(d)    Readjustments.
At any time and from time to time following the end of each year (and after Landlord shall have determined the actual amounts of Taxes and Expenses to be used in calculating Tenant’s Proportionate Share of Taxes and Expenses with respect to such year) if the actual Tenant’s Proportionate Share of Taxes and Expenses owed for such year exceeds the Additional Rent paid by Tenant during such year, then Tenant shall, within thirty (30) days after the date of Landlord’s statement, pay to Landlord an amount equal to such excess. If the Additional Rent paid by Tenant during such year exceeds the actual Tenant’s Proportionate Share of Taxes and Expenses owed for such year, then Landlord shall credit such excess to Rent payable after the date of Landlord’s statement until such excess has been exhausted. If this lease shall expire prior to full application of such excess, Landlord shall promptly pay to Tenant the balance thereof not theretofore applied against Rent and not reasonably required for payment of Additional Rent for the year in which the lease expires. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this Section 2(d). Unless Tenant shall take written exception to any item within one hundred eighty (180) days after the furnishing of Landlord’s statement, Landlord’s statement shall be considered final and accepted by Tenant.
(e)    Proration and Survival.
With respect to any year which does not fall entirely within the Term, Tenant shall be obligated to pay as Additional Rent for such year only a pro rata share of Additional Rent as hereinabove determined, based upon the number of days of the Term falling within the year. Following expiration or termination of this lease, Tenant shall pay any Additional Rent due to the Landlord within fifteen (15) days after the date of Landlord’s statement sent to Tenant. Without limitation on other obligations of Tenant which shall survive the expiration or termination of’ this lease, the obligations of Tenant to pay Additional Rent provided for in this Section 2 shall survive the expiration or termination of this lease.
(f)    No Decrease In Base Rent.
In no event shall any Additional Rent result in a decrease of the Base Rent payable hereunder as set forth in Section I hereof.
3.     Security Deposit. Tenant has deposited with Landlord the sum of Ten Thousand Dollars ($10,000.00) as security for the full and faithful performance of every obligation to Landlord to be performed by Tenant. If Tenant defaults with respect to any such obligation, including, but not limited to, the provisions relating to the payment of Rent, after any required notice is given and the expiration of any applicable cure period, Landlord may use, apply or retain all or any part of this security deposit for the payment of any Rent and any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default, or which is otherwise owing by Tenant to Landlord. If any portion of said deposit is to be used or applied, Tenant shall within five (5) business days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant’s failure to do so shall be a material breach of this lease. Tenant may not elect to apply any portion of the security deposit toward the payment of Rent or other charges payable by Tenant under this lease. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not he entitled to interest on such deposit. If Tenant shall perform every obligation to be performed by Tenant, the security deposit or any balance thereof shall be returned to Tenant (or at Landlord’s option to the last assignee of Tenant’s interest hereunder) within thirty (30) days after the expiration of the lease Term and Tenant’s vacation of the Premises. Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee in possession, or successor in title to the Building for accountability for any security deposit required by the Landlord hereunder, unless said sums have actually been received by said mortgagee or successor in title as security for the Tenant’s performance of this lease. In connection with a purchase of the Building, the security deposit shall be deemed to have been actually received by the purchaser to the extent same received a credit therefor on any so called “closing” statement or the like. The Landlord may deliver the funds deposited hereunder by Tenant to the purchaser of Landlord’s interest in the Building, in the event that such interest is sold, or credit same on any closing statement, and thereupon Landlord shall be discharged from any further liability with respect to such security deposit.
4.    Use of Premises. Subject to the terms and provisions herein contained, Tenant shall use and occupy the Premises only for manufacturing, assembly and warehousing of medical instruments and related consumables and for general office purposes. Tenant shall not use or occupy the Premises or permit the use or occupancy of the Premises for any purpose or in any manner which (i) is unlawful or in violation of any applicable legal or governmental requirement, ordinance or rule; (ii) may be dangerous to persons or property; (iii) may invalidate or increase the amount of premiums for any policy of insurance affecting the Project, and if any additional amounts of insurance premiums are so incurred, Tenant shall pay to Landlord the additional amounts on demand or (iv) may create a nuisance, disturb any other tenant of the Building or injure the reputation of the Building.
Except for small quantities of Hazardous Materials necessary to the conduct of Tenant’s business which Tenant shall use, store and dispose of in strict compliance with applicable laws, Tenant shall not cause or permit any Hazardous Material (as defined below) to be brought upon, kept, or used in or about the Premises or the Project by Tenant, its agents, employees, contractors, or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant’s business and will at all times be used, kept, stored and disposed of in a manner that complies at all times with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises and/or the Project and such storage will not create an undue risk to other tenants of the Building, giving consideration to the nature of the Building). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises or the Project caused or permitted by Tenant results in contamination of the Premises or the Project or if contamination of the Premises or the Project, by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises or the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the term of this lease as a result of such contamination or the presence of mold within the Premises. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in, on, or about the Premises or the Project or in the soil or ground water on or under the Premises or the Project. Without limiting the foregoing, if the presence of any Hazardous Material in, on or about the Premises or the Project caused or permitted by Tenant results in any contamination of the Premises or the Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or the Project to the condition existing prior to the introduction of any such Hazardous Material thereto; provided that Landlord’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material (as determined by Landlord) adverse long-term or short-term effect on the Premises or the Project or exposes Landlord to any liability therefor and such actions are undertaken in accordance with all applicable laws, rules and regulations and accepted industry practices.
Tenant, at its sole cost and expense, shall reasonably monitor the Premises for the presence of mold or for any conditions that reasonably can be expected to give rise to mold (“Mold Conditions”), including, but not limited to, observed or suspected instances of water damage, mold growth, repeated complaints of respiratory ailment or eye irritation by Tenant’s employees or any other occupants in the Premises, or any notice from a governmental agency of complaints regarding the indoor air quality at the Premises. Tenant is not responsible to monitor for the presence of mold behind walls unless water leakage has occurred through act or neglect of Tenant. Tenant shall promptly notify Landlord in writing if it suspects mold or Mold Conditions at the Premises. In the event that mold or Mold Conditions are present at the Premises which were caused by the act or neglect of Tenant, then Tenant, at its sole cost and expense, shall promptly retain a qualified environmental contractor to remediate the Mold Conditions and the causes thereof in the Premises. The environmental contractor and the proposed remediation plan shall be subject to prior approval by Landlord.
“Hazardous Material” is used in this lease in its broadest sense and shall mean any asbestos, petroleum based products, toxic mold, pesticides, paints and solvents, polychlorinated biphenyl, lead, cyanide, DDT, acids, ammonium compounds and other chemical products and any substance or material defined or designated as hazardous or toxic substance, or other similar term, by any federal, state or local environmental statute, regulation, or ordinance affecting the Premises or the Project presently in effect or that may be promulgated in the Future, as such statutes, regulations and ordinances may be amended from time to time, including but not limited to the statutes listed below (“Environmental Laws”):
Resource Conservation and Recovery Act of 1976,42 U.S.C. § 6901 et seq.
Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 40 U.S.C. § 1801 et seq.
Clean Air Act, 42 U.S.C. §§ 7401-7626.
Water Pollution Control Act (Clean Water Act of 1977), 33 U.S.C. § 1251 et seq.
Insecticide, Fungicide, and Rodenticide Act (Pesticide Act of 1987), 7 U.S.C. § 135 et seq.
Toxic Substances Control Act, IS U.S.C. § 2601 et seq.
Safe Drinking Water Act, 42 U.S.C. § 300(f) et seq.
National Environmental Policy Act (NEPA) 42 U.S.C. § 4321 et seq.
Refuse Act of 1899, 33 U.S.C. § 407 et seq.
Landlord represents and warrants to Tenant that, to its actual knowledge, as of the date of this Lease, and as of the Commencement Date, the Premises do not contain any Hazardous Materials and are in compliance with Environmental Laws and do not contain any Mold Conditions. Landlord shall protect, indemnify and save harmless Tenant, Landlord’s shareholders, and their agents, employees, officers and directors, from and against all liabilities, obligations, claims, damages, penalties. causes of action. costs and expenses, including, without limitation, attorneys fees and expenses, incurred, arising or asserted try reason of Hazardous Materials released, deposited, discharged, stored, moved onto, created upon or removed from the Premises on or before the date of this Lease or the Commencement Date, or any Mold Condition existing on the Commencement Date, including, without limitation, (i) claims of third parties, including governmental entities, for damages, penalties, remediation and response costs, clean-up costs, injunctive or other relief; and (ii) costs and expenses relating to remediation, restoration, removal and disposal of Hazardous Materials, including fees and costs of environmental engineers, attorneys and experts, audit costs and costs of reporting the existence of Hazardous Materials to any governmental agency, and Landlord agrees to be responsible for any required remediation in connection therewith. Landlord’s indemnification obligations set forth in this lease shall survive the expiration or termination of this lease
5.    Utilities/Services.
Tenant shall pay for all utility services furnished for the operation of the Premises. Tenant shall apply to the applicable utility company or municipality for gas, electricity, telephone and all other utility services required by Tenant for use in the Premises, and Tenant shall be responsible for the connection and installation of same. In the event that any such utilities are provided to Tenant in common with other tenants in the Building and not metered directly to Tenant, Tenant agrees to pay Landlord for such utility usage based upon Landlord’s allocation of such utility usage among such tenants, including Tenant. In the event Tenant fails to pay any utility bill within forty-five (45) days after the due date, Landlord may but shall not be obligated to pay such bills (without any duty to investigate the validity thereof). in which event Tenant shall immediately reimburse Landlord for the amount paid by Landlord plus interest at the default interest rate set forth in this lease.
Landlord shall not provide any janitorial service to the Premises. Tenant shall be responsible, at its sole cost and expense, for providing janitorial service to the Premises on a daily basis, or alternatively, securing a janitorial service contract for the Premises which is reasonably acceptable to Landlord.
Tenant shall have the right to 24/7 365 Day access to the Premises. Landlord shall clear sidewalks and Parking areas of snow and debris as Landlord deems reasonably necessary. Landlord shall properly maintain the exterior lighting from Premises office doors to the parking lot.
Tenant agrees that Landlord and its agents shall not be liable in damages. by abatement of Rent or otherwise, for any failure of Tenant to secure gas, electrical or other utility services from local utilities. Tenant further agrees that Landlord and its agents shall not be liable in damages, by abatement of Rent or otherwise, for Landlord’s failure to furnish or delay in furnishing any service which Landlord is obligated to provide pursuant to the terms and provisions of this lease, or for Landlord’s failure to perform or delay in performing any other obligation required to be performed by Landlord under this lease or by operation of law, when such failure or delay is occasioned, in whole or in part, by repairs, renewals or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by the act or default of Tenant or other parties, or by any cause beyond the reasonable control of Landlord; and such failures or delays, or the nonexistence of any utility, whether occasioned by Landlord or some third party, shall never be deemed to constitute an eviction or disturbance of the Tenant’s use and possession of the Premises or relieve the Tenant from paying Rent or performing any of its obligations under this lease. Tenant will look to its own business interruption insurance for any losses or damages arising from such interruptions.
Tenant agrees to cooperate fully. at all times, with Landlord in abiding by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises and the Building. Landlord, throughout the term of this lease, shall have free access to any and all mechanical installations, and Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations, provided that Landlord gives Tenant at least 24 hour’s advance notice of such access (except in cases of emergency), and that such access does not interfere with the conduct of Tenant’s business. Tenant further agrees that neither Tenant nor its servants, employees, agents, visitors, licensees or contractors shall at any time tamper with, adjust or otherwise in any manner affect Landlord’s mechanical installations.
6.    Condition and Care of Premises.
Subject to the terms of the First Addendum, Tenant’s taking possession of the Premises or any portion thereof shall be conclusive evidence against Tenant that the portion of the Premises taken possession of was then in satisfactory condition. Tenant acknowledges that it has had the opportunity to inspect the condition of the Premises prior to execution hereof. Except as otherwise expressly provided in this Lease, no promises of the Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof have been made, and no representation respecting the condition of the Premises, the Building or the Land, has been made to Tenant by or on behalf of Landlord and Tenant accepts the Premises in AS IS condition. Any and all work necessary or desirable to repair, alter or improve the Premises for Tenant’s use and occupancy, shall be performed by Tenant at its sole cost and expense. Tenant agrees that blinds, shades, drapes or other forms of window coverings and treatments shall not be placed in, on or about the outside windows in the Premises, except to the extent that the character, shape, color, material and make thereof is expressly approved by the Landlord. This lease does not grant any rights to light or air over or about the property of Landlord. Except for any damage resulting from any act of Landlord or its employees and agents, and subject to the provisions of’ Section 14 hereof, Tenant shall at its own expense keep the Premises in good repair and tenantable condition, including without limitation (to the extent the following exist within or serve only the Premises) the walls, doors, windows, floors, electrical, plumbing, HVAC, mechanical and other systems and components therein, and shall promptly and adequately perform all maintenance, repairs and replacements thereto as and when necessary. Tenant shall enter and maintain throughout the Lease Term an HVAC maintenance contract on terms and with a contractor reasonably satisfactory to Landlord. Provided that Tenant has properly serviced the HVAC units, Landlord shall replace rootfop HVAC units as necessary unless damaged by the act or neglect of Tenant or its contractors. Tenant shall further (i) repair all damage to the Premises caused by Tenant or any of its employees, agents or invitees, including replacing or repairing all damaged or broken glass, fixtures and appurtenances resulting from any such damage, and (ii) maintain and, to the extent necessary, alter the Premises in accordance and compliance with all applicable governmental laws and regulations both currently existing and hereinafter enacted, with any such work to the Premises to be performed under the supervision and with the approval of Landlord and within any reasonable period of time specified by Landlord. If Tenant does not do so promptly and adequately, Landlord may, but need not, make such repairs and replacements and Tenant shall pay Landlord the cost thereof on demand.
Landlord shall maintain and repair the building structure, roof and parking areas and other common areas as Landlord deems reasonably necessary from time to time, the cost of which shall be included in Expenses.
As of the date hereof, Landlord has received no written notice of code violations of the Building or the Premises which have not heretofore been corrected.

7.    Return of Premises. At the termination of this lease by lapse of time or otherwise or upon termination of Tenant’s right of possession without terminating this lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord and make known to the Landlord the combination of all locks of vaults then remaining in the Premises, and shall (subject to the following paragraph) return the Premises and all equipment and fixtures of the Landlord therein to Landlord in as good condition as when Tenant originally took possession, ordinary wear, loss or damage by fire or other insured casualty or eminent domain, damage resulting from the act of Landlord or its employees and agents, and alterations made with Landlord’s consent excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof to Landlord on demand.
All installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements, temporary or permanent, except movable furniture and equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord’s property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if Tenant requests Landlord’s consent to such installation Landlord shall notify Tenant within five (5) business days after receipt thereof whether Tenant will be required to remove the same upon termination of the Lease. If Landlord so notifies Tenant (or if Tenant makes installations without written notice to Landlord) then on demand of Landlord, Tenant, at Tenant’s sole cost and expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements placed in the Premises by Tenant and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises upon advance written notice to Tenant and Tenant shall pay the cost thereof to Landlord on demand.
Tenant shall leave in place any floor covering without compensation to Tenant. Tenant shall also remove Tenant’s furniture, machinery, safes, trade fixtures and other items of movable personal property of every kind and description from the Premises prior to the end of the Term or ten (10) days following termination of this lease or Tenant’s right of possession, whichever might be earlier, failing which Landlord may do so and thereupon the provisions of Section 16(c) shall apply.
All obligations of Tenant under this Section shall survive the expiration of the Term or sooner termination of this lease.
8.    Holding Over. The Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof after termination of this lease, by lapse of time or otherwise, an amount which is 150% of the amount of Rent for a day (computed on a year of 360 days) based on the annual rate of Base Rent and Additional Rent applicable under Sections 1 and 2 to the period in which such possession occurs (and if such possession occurs following the full Term of this lease. 150% of the annual Base Rent and Additional Rent applicable in the last year of this lease). In addition, if such holdover exceeds sixty days, Tenant shall be liable for any and all damages, consequential as well as direct, sustained by Landlord by reason of such holdover. Nothing in this Section contained, however, shall be construed or operate as a waiver of Landlord’s right of re-entry or any other right of Landlord.
9.    Rules and Regulations. Tenant agrees to observe the rights reserved to Landlord contained in Section 10 hereof and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the rules and regulations set forth in Exhibit C attached to this lease and by this reference incorporated herein and such other rules and regulations as shall be adopted by Landlord pursuant to Section 10(m) of this lease.

Any violation by Tenant of any of the rules and regulations contained in Exhibit C attached to this lease or other Section of this lease, or as may hereafter be adopted by Landlord pursuant to Section 10(m) of this lease, may be restrained: but whether or not so restrained, Tenant acknowledges and agrees that it shall be and remain liable for all damages, loss, costs and expense resulting from any violation by the Tenant of any of said rules and regulations. Nothing in this lease contained shall be construed to impose upon Landlord an duty or obligation to enforce said rules and regulations, or the terms, covenants and conditions of any other lease against any other tenant or any other persons, and Landlord and its beneficiaries shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, invitees, or by any other person.
10.    Rights Reserved to Landlord. Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this lease:
(a)    To change the name or Street address of the Building.
(b)    To install and maintain signs on the exterior and interior of the Building, and to prescribe the location and style of the suite number and identification sign or lettering for the Premises occupied by the Tenant.
(c)    To designate the character, shape, color, material and make of all window coverings and treatments on all outside windows in the Premises.
(d)    To retain at all times, and to use in appropriate instances, pass keys to the Premises.
(e)    To grant to anyone the right to conduct any business or render any service in the Building, whether or not it is the same as or similar to the use expressly permitted to Tenant by Section 4.
(f)    To exhibit the Premises during regular business hours, upon at least 24 hours’ advance notice to Tenant.
(g)    To have access for Landlord and other tenants or occupants of the Building to all mail chutes according to the rules of the United States Postal Service.
(h)    To enter the Premises at reasonable hours for reasonable purposes, upon reasonable advance notice to Tenant, including the posting of notices of nonresponsibility, inspection and supplying services to be provided to Tenant hereunder.
(i)    To require all persons entering or leaving the Building during such hours as Landlord may from time to time reasonably determine to identify themselves to security personnel by registration or otherwise, and to establish their right to enter or leave. Landlord shall not be liable in damages for any error with respect to admission to or eviction or exclusion from the Building of any person. In case of fire, invasion, insurrection, mob, riot, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Building during the continuance of the same, shut down elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures deemed necessary by Landlord for the safety of the tenants or other occupants of the Building or the protection of the Building and the property in the Building. Tenant agrees to cooperate in any reasonable safety program developed by Landlord.
(j)    To control and prevent access to common areas and other areas.

(k)    Provided that reasonable access to the Premises shall be maintained and the business of Tenant shall not be interfered with unreasonably, to relocate, enlarge. reduce or change corridors, exits. entrances in or to the Building and to decorate and to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Building or any part thereof, and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Building in conjunction with any adjoining or adjacent building or buildings, now existing or hereafter constructed, and may for such purposes erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations may enter upon the Premises and take into and upon or through any part of the Building, including the Premises, all materials that may be required to make such repairs, alterations, improvements, or additions, and in that connection Landlord may temporarily close public entry ways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord, all without the same constituting an eviction of Tenant in whole or in part and without abatement of rent by reason of loss or interruption of the business of Tenant or otherwise and without in any manner rendering Landlord liable for damages or relieving Tenant From performance of Tenant’s obligation under this lease; Landlord may at its option make any repairs, alterations, improvements and additions in and about the Building and the Premises during ordinary business hours, provided Landlord shall use reasonable efforts to minimize disruption to the conduct of Tenant’s business.
(l)    From time to time to make and adopt such reasonable rules and regulations, in addition to or other than or by way of amendment or modification of the rules and regulations contained in Exhibit C attached to this lease or other Sections of this lease, for the protection, welfare, and harmonious operation of the Building and its tenants and occupants, as the Landlord may reasonably determine, and the Tenant agrees to abide by all such rules and regulations.
H.     Alterations.
(a)    Without Landlord’s prior written consent, which shall not be unreasonably withheld, Tenant shall not make or cause to be made any decorating, painting, exterior, structural, electrical, plumbing, ventilation, air conditioning or other type of alterations, improvements, additions, changes or repairs in or to the Premises or the Building, except to the extent the same is non-structural and costs less than $10,000. As a condition to granting its consent, Landlord may impose reasonable requirements in addition to any set forth in this lease, including, without limitation, requirements as to the manner and time for the performance of any such work, the posting of security to assure payment for such work, and the type and amount of insurance and bonds Tenant must acquire and maintain in connection therewith. In addition, at Landlord’s option, Landlord shall have the right: to approve the contractors or mechanics performing the work; to approve all plans and specifications relating to the work; to review the work of Tenant’s architects, engineers, contractors or mechanics and to control any construction or other activities being undertaken within the Building, with Landlord to be reimbursed on demand of same for any costs incurred in connection with such review or control; and to require correction of the work in instances in which materials or workmanship is defective or not in accordance with plans or specifications previously approved by Landlord. Landlord’s approval of any plans and specifications shall create no responsibility on the part of Landlord for the completeness, design, sufficiency or compliance with all laws, ordinances, regulations, rules and requirements of governmental entities having jurisdiction. Tenant shall deliver to Landlord for Landlord’s files, at Tenant’s sole cost and expense, complete copies of all final working drawings and plans and specifications. Except as expressly provided herein, all alterations, improvements, additions, changes or repairs shall be provided by and paid for by Tenant at its sole expense, but shall become the property of Landlord and shall be surrendered with the Premises upon termination of this lease; provided, however, that Landlord may, by written notice to Tenant as provided in Section of this Lease, require that Tenant, at Tenant’s sole cost and expense, remove any or all improvements, alterations, additions or fixtures installed or made by. Tenant on or to the Premises and to repair any damages to the Premises caused by such removal. Notwithstanding the foregoing. Tenant shall not be required to remove the improvements which constitute Landlord’s Work.
(b)    All work in connection with any alterations, improvements, changes, additions or repairs in the Premises or the Building made by or for the benefit of Tenant shall be performed in full compliance with all laws, ordinances, regulations, rules and requirements of all governmental entities having jurisdiction and in full compliance with all insurance rules, orders, directions, regulations and requirement, and Tenant shall be responsible for all such compliance. If there is now or if there shall be installed in the Building a sprinkler system, and if any fire rating bureau or an similar body having jurisdiction or any governmental authority having jurisdiction requires or recommends that any changes, modifications, alterations, additional sprinkler heads or other equipment be made or supplied by reason of Tenant’s business or the improvements it has added, Tenant shall, at its own cost, promptly make and supply all such changes, modifications, alterations, additional sprinkler heads or other equipment; otherwise, Landlord shall be responsible.
(c)    Before work is commenced as provided in this Section II, Tenant shall give Landlord at least fifteen (15) days’ written notice. Landlord shall be entitled to enter the Premises during regular hours to post a notice of non-responsibility. If the cost of such work exceeds $75,000, Tenant shall provide Landlord with such assurances as Landlord may reasonably require regarding the payment of such work and avoidance of liens. During the progress of the work, Tenant shall at its sole cost and expense, upon Landlords request, furnish Landlord with sworn contractor’s statements and lien waivers covering all work theretofore performed, together with such endorsements to Landlord’s title insurance policy as Landlord may require. Any mechanic’s liens for work claimed to have been performed for, or materials claimed to have been furnished to, Landlord or Tenant shall be discharged by Tenant, at Tenant’s sole expense as provided in Section 31. Tenant agrees to indemnify, hold harmless and defend Landlord from any loss, cost, damage or expense, including attorney’s fees, arising out of any such lien claim or out of any other claim relating to work done or materials supplied to the Premises at Tenant’s request or on Tenant’s behalf.
12.    Assignment and Sub1etting.
(a)    Tenant shall not: (i) voluntarily mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this lease or any interest under it. (ii) assign this Lease or sublet the Premises or any part thereof without, Landlord’s consent which shall not be unreasonably withheld subject to the provisions set forth below, or (iii) permit the use or occupancy of the Premises or any part thereof by anyone other than the Tenant and Tenant’s employees. In no event shall this lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.
(b)    Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) days after the date of Tenant’s notice) to assign this lease or sublet any part or all of the Premises for the balance or any part of the Term, and, in such event, Landlord shall have the right, to be exercised by giving written notice to Tenant within fifteen (15) days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice and such recapture notice shall, if given, terminate this lease with respect to the space therein described as of the date stated in Tenant’s notice. Tenant’s notice shall state the name and address of the proposed subtenant or assignee and a true and complete copy of the proposed sublease or assignment shall be delivered to Landlord with said notice. If Tenant’s notice shall cover all of the space hereby demised, and if Landlord shall give the aforesaid recapture notice with respect thereto, the Term of this lease shall expire and end on the date stated in Tenant’s notice as fully and completely as if that date had been herein definitely fixed for the expiration of the Term. If, however, this lease be terminated pursuant to the foregoing with respect to less than the entire Premises, the Rent and the Tenant’s Proportionate Share as defined herein shall be adjusted by Landlord on the basis of the number of rentable square feet retained by Tenant, and this lease as so amended shall continue thereafter in full force and effect. If Landlord, upon receiving Tenant’s notice with respect to any such space, shall not exercise its right to terminate as aforesaid, Landlord will not unreasonably withhold its consent to Tenant’s assignment or subletting the space covered by its notice; provided, however, that in addition to other circumstances under which Landlord’s consent may be withheld (whether similar or dissimilar to the following reasons), Tenant agrees that the withholding by Landlord of its consent to Tenant’s assignment or subletting the space covered by its notice will not be deemed “unreasonable” if (i) the proposed assignee or subtenant is disreputable or otherwise not in keeping with the nature or class of tenants in the Building, (ii) the proposed assignee or subtenant is not sufficiently financially responsible, or in Landlord’s reasonable opinion will not in the future be sufficiently financially responsible, to perform its obligations under the lease or its sublease, (iii) the use of the Premises by the proposed assignee or subtenant would, in Landlord’s reasonable judgment, significantly increase the pedestrian traffic in and out of the Building or would require Landlord to perform any alterations to the Building to comply with applicable building code requirements or other laws, (iv) there is at the time of such notice, any uncured default by Tenant pursuant to this lease; or (v) the proposed subtenant or assignee has expressed an interest in other available space owned by Landlord or its affiliates.
(c)    Tenant agrees that all advertising by Tenant or on Tenant’s behalf with respect to the leasing of space in the Building must be approved in writing by Landlord prior to publication.
(d)    If Tenant is a corporation, (other than a corporation whose stock is traded through a national or regional exchange or over-the-counter), any transaction or series of transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be transfer of Tenant’s interest under this lease for the purpose of Section 12(a). If Tenant is a partnership, any transaction or series of transactions (including, without limitation, any withdrawal or admittance of a partner or any change in any partner’s interest in Tenant. whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a transfer of Tenant’s interest under this lease for the purposes of Section 12(a). The term “control” as used in this Section 12(e) means the power to directly or indirectly direct or cause the direction of the management or policies of Tenant. If Tenant is a corporation, a change or series of changes in ownership of stock which would result in direct or indirect change in ownership by the stockholders or an affiliated group of stockholders of less than fifty percent (50%) of the outstanding stock as of the date of the execution and delivery of this lease or which are effected through a recognized stock exchange to stockholders not acting in concert to obtain control shall not he considered a change of control.
Notwithstanding the foregoing, with prior written notice to Landlord, Tenant may sublease not more than 25% of the Premises to an affiliate of Tenant, including, without limitation, Tenant’s parent or subsidiary, or a entity owned or controlled by Tenant’s or Tenant’s parent or subsidiary.
(e)    Consent by Landlord to any assignment, subletting, use or occupancy, or transfer shall not operate to relieve the Tenant from any covenant or obligation hereunder, except to the extent, if any, expressly provided for in such consent, or be deemed to be a consent to or relieve Tenant from obtaining Landlord’s consent to any subsequent assignment, transfer, lien, charge, subletting, use or occupancy. Tenant shall pay all of Landlord’s costs, charges and expenses, including attorney’s fees incurred in connection with any assignment or sublease requested or made by Tenant.
13.    Waiver of Certain Claims: Indemnity by Tenant.
(a)    To the extent not expressly prohibited by law, Landlord and Tenant each releases and waives any and all claims for, and rights to recover, damages against and from the other, and the other’s respective agents, partners, shareholders, officers, directors (and, in the case of claims by Tenant, any trustee (“Trustee”) holding legal title to the Real Property if same is held in trust) and employees (collectively, the “Released Parties”), for loss, damage or destruction to any of its property (including the Premises, the Building and their contents), the elements of which are insured against or which would have been insured against had such party suffering such loss, damage or destruction maintained the property or physical damage insurance policies required under Section 20 hereof. In no event shall this clause be deemed, construed or asserted (i) to affect or limit any claims or rights against any Released Parties other than the right to recover damages for loss, damage or destruction to property, or (ii) to benefit any third party other than the Released Parties.
(b)    To the extent not expressly prohibited by law, Tenant agrees to hold harmless and indemnify the Landlord and the Landlord’s agents, partners, shareholders, officers, directors, Trustee, and employees (collectively, the “Landlord Indemnitees”) from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against the Landlord Indemnitees, including reasonable attorney’s fees and expenses, for death or injury that may arise from or be caused directly or indirectly by any negligent act of omission or commission of any willful misconduct of Tenant or any of Tenant’s agents, partners, or employees or any default by Tenant under this Lease. Such third parties shall not be deemed third party beneficiaries of this agreement. In case any action, suit or proceeding is brought against any of the Landlord Indemnitees by reason of any such act of the Tenant or any of Tenant’s agents, partners or employees, then the Tenant will, at the Tenant’s expense and at the option of said Landlord Indemnitees, by counsel reasonably approved by Landlord, resist and defend such action, suit or proceeding.
To the extent not expressly prohibited by law, Landlord agrees to hold harmless and indemnify the Tenant and Tenant’s agents, partners, shareholders, officers, directors, Trustee, and employees (collectively, the “Tenant Indemnitees”) from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against the Tenant indemnitees. including reasonable attorney’s fees and expenses, for death or injury that may arise from or be caused directly or indirectly by any negligent act of omission or commission of any willful misconduct of the Landlord or any of Landlord’s respective agents, partners, or employees or any default by Landlord under this Lease. Such third parties shall not be deemed third party beneficiaries of this agreement. In case any action, suit or proceeding is brought against any of the Tenant Indemnitees by reason of any such act of the Landlord or any of Landlord’s agents, partners or employees, then the Landlord will, at Landlord’s expense and at the option of said Tenant Indemnitees, by counsel reasonably approved by Tenant, resist and defend such action, suit or proceeding.
(c)    Subject to the provisions of Section 13(a) to the extent permitted by law, no agreement of Tenant in this Section 13 shall be deemed to exempt Landlord from liability or damages for injury to persons or damage to property caused by or resulting from the willful negligence of Landlord, its agents, servants or employees, in the operation or maintenance of the Premises or Building.
14.    Damage or Destruction by Casualty. If the Premises or any part of the Building shall be damaged by fire or other casualty and if such damage does not render all or a “material portion” (as reasonably determined) of the Premises or the Building untenantable, then Landlord shall proceed to repair and restore the Premises with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s control. If any such damage renders all or a material portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then either Landlord or Tenant (but as to Tenant, only if all or a material portion of the Premises are rendered untenantable) shall have the right to terminate this lease as of the date of such damage upon giving notice to the other at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this lease is terminated as provided in the preceding sentence. Landlord shall proceed with reasonable promptness to repair and restore the Premises, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s control, and also subject to zoning laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said one hundred eighty (180) days, so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration. Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section 14 to repair or restore any portion of the alterations, additions or improvements made by Tenant in the Premises or to expend for any repair or restoration amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration.
in the event any such fire or casualty damage renders the Premises untenantable, and to the extent Tenant vacates the Premises as a result, and if this lease shall not be terminated pursuant to the foregoing provisions of this Section 14 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord completes its repair and restoration. Such abatement shall be in an amount bearing the same. ratio to the total amount of Rent for such period as the portion of the Premises not ready for occupancy from time to time bears to the entire Premises. In the event of termination of this lease pursuant to this Section 14, Rent shall be apportioned on a per diem basis and be paid to the date of the fire or casualty.
15.    Eminent Domain. If all or a substantial portion of the Building, or any part thereof which includes all or a substantial portion of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this lease shall end upon and not before the date when the possession of the part so taken shall be required for such use or purpose, and without apportionment of the award to or for the benefit of Tenant. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Building, the taking of which would, in Landlord’s reasonable opinion, prevent the economical operation of the Building, or if the grade of any street or alley adjacent to the Building is changed by any competent authority, and such taking, damage or change of grade makes it reasonably necessary to remodel the Building to conform to the taking, damage or changed grade, Landlord shall have the right to terminate this lease upon not less than ninety (90) days’ notice prior to the date of termination designated in the notice. In either of the events above referred to, Rent at the then current rate shall be apportioned as of the date of the termination. No money or other consideration shall be payable by the Landlord to the Tenant for the right of termination, and the Tenant shall have no right to share in the condemnation award, whether for a partial or total taking, for loss of Tenant’s leasehold or improvements, or in any judgment for damages caused by the change of grade.
16.    Default: Landlord’s Rights and Remedies.
(a)    If default shall be made in the payment of the Rent or any installment thereof or any other sum required to be paid by Tenant under the terms of any other agreement between Landlord and Tenant, and such monetary default shall continue for five (5) business days after written notice to Tenant, or if a default involves a hazardous condition and is not cured by Tenant within five (5) business days’ written notice to Tenant, or if the interest of Tenant in this lease shall he levied or under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within sixty (60) days from the filing thereof, or if a receiver shall he appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within sixty (60) days from the date of his appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant’s inability to meet Tenant’s debts as the mature, or if Tenant shall abandon or vacate the Premises during the Term, or if default shall be made in the observance or performance of any of the other covenants or conditions in this lease which Tenant is required to observe and perform and such non-monetary default shall continue for thirty (30) days after written notice to Tenant (provided that, if such default cannot reasonably he cured by Tenant within said 30 day time period, such time period for cure shall be extended to such time period as in reasonably necessitated to effect such cure, provided that the Tenant acts diligently, but in event longer than an additional ninety (90) days), then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this lease, and thereupon at its option may, with or without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies (any of which may be pursued by Landlord in its own name or by and in the name of the beneficiaries of Landlord or the agent of such beneficiaries) in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

(i)
Landlord may terminate this lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the value of the Rent provided to be paid by Tenant for the balance of the original Term, less the rental value of the Premises for said period (“Rental Value”), and plus any other sum of money and damages owed by Tenant to Landlord. Should the Rental Value exceed the value of the Rent provided to be paid by Tenant for the balance of the original Term of the lease, Landlord shall have no obligation to pay to Tenant the excess or any part thereof.

(ii)
Landlord may terminate Tenant’s right of possession and may repossess the Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate or to make any repairs. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the amount of the Rent reserved in this lease for the balance of its original Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of such decorations, repairs, changes, alterations and additions and the other expenses of such reletting and of the collection of the rent accruing therefrom to equal or exceed the Rent provided for in this lease for the balance of its original Term, Tenant shall satisfy and pay such deficiency upon demand therefor from time to time. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 16 from time. to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount theretofore reduced to judgment in favor of Landlord.
(b)    If’ Landlord exercises either of the remedies provided for in subparagraphs (i) and (ii) of the foregoing Section 16(a), Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to the Landlord, and Landlord may then or at any time thereafter re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license so to do being hereby granted to the Landlord, and Landlord may remove all occupants and property therefrom, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without relinquishing Landlord’s right to Rent or any other right given to Landlord hereunder or by operation of law.
(c)    All property removed from the Premises by Landlord pursuant to any provisions of this lease or of law may be handled, removed or stored by the Landlord at the cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall, at Landlord’s election, be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.
(d)    Tenant shall pay all of Landlord’s costs, charges and expenses, including court costs and attorneys’ fees, incurred in enforcing Tenant’s obligations under this lease or incurred by Landlord in any litigation, negotiation or transactions in which Tenant causes the Landlord, without Landlord’s fault, to become involved or concerned.
(e)    In the event that Tenant shall file for protection under any chapter of the Bankruptcy Code now or hereafter in effect, or a trustee-in-bankruptcy shall be appointed for Tenant, Landlord and Tenant agree, to the extent permitted by law, to request that the debtor-in-possession or trustee-in-bankruptcy, if one is appointed, shall assume or reject this lease within sixty (60) days thereafter.

17.	Subordination.
(a)    Landlord may have heretofore or may hereafter encumber with a mortgage or trust deed the Real Property or any interest therein, and may have heretofore and may hereafter sell and tease back the Land, or any part of the Real Property, and may have heretofore or may hereafter encumber the leasehold estate under such lease with a mortgage or trust deed. (Any such mortgage or trust deed is herein called a “Mortgage” and the holder of any such mortgage or the beneficiary under any such trust deed is herein called a “Mortgagee”. Any such lease of the underlying land is herein called a ‘Ground Lease”, and the lessor under any such lease is herein called a “Ground Lessor”. Any Mortgage which is a first lien against the Building, the Land, the Real Property, the leasehold estate under a Ground Lease or any interest therein is herein called a “First Mortgage” and the holder or beneficiary of any First Mortgage is herein called a ‘First Mortgagee’.).
(b)    If requested by a Mortgagee or Ground Lessor, Tenant will either (i) subordinate its interest in this lease to said Mortgage or Ground Lease, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, provided, such Mortgagee or Ground Lessor shall concurrently therewith provide Tenant with a non-disturbance agreement in customary form or (ii) make certain of Tenant’s rights and interest in this lease superior thereto; and Tenant will promptly execute and deliver such agreement or agreements as may be reasonably required by such Mortgagee or Ground Lessor; provided however, Tenant covenants it will not subordinate this lease to any Mortgage other than a First Mortgage without the prior written consent of the First Mortgagee.
(c)    It is further agreed that (i) if any Mortgage shall be foreclosed, or if any Ground Lease be terminated. (A) the liability of’ the Mortgagee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this lease shall exist only so long as such Mortgagee, purchaser or owner is the owner of the Building. Land or Real Property, and such liability shall not continue or survive after further transfer of ownership; (B) the Mortgagee or Ground Lessor or their successors or assigns that succeeds to the interest of the Landlord in the Building or the Land, or acquires the right to possession of the Building or the Land, shall not be (j) liable for any act or omission of the party named above (or any successor in title thereto) as the Landlord, under this lease; (2) liable for the performance of Landlord’s covenants pursuant to the provisions of this lease which arise and accrue prior to such entity succeeding to the interest of Landlord (or any successor in title thereto) under this lease or acquiring such right to possession; (3) subject to any offsets or defenses which Tenant may have at any time against Landlord(or any successor in title thereto); (4) bound by any Rent which the Tenant may have paid previously for more than one (I) month; (5) liable for the performance of any covenant of Landlord under this lease which is capable of performance only by the original Landlord (or any successor in title thereto); and (C) upon request of the Mortgagee, if the Mortgage shall be foreclosed, Tenant will attorn, as Tenant under this lease, to the purchaser at any foreclosure sale under any Mortgage or upon request of the Ground Lessor, if any Ground Lease shall be terminated, Tenant will attorn as Tenant under this lease to the Ground Lessor, and Tenant will execute such instruments as may be necessary or appropriate to evidence such attornment; and (ii) this lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this lease be cancelled or surrendered, without the prior written consent, in each instance, of the First Mortgagee or any Ground Lessor.
(d)    Should any prospective First Mortgagee or Ground Lessor require a modification or modifications of this lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, in the reasonable judgment of Tenant, then and in such event, Tenant agrees that this lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should any prospective Mortgagee or Ground Lessor require execution of a short form of lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the Term of this lease), Tenant agrees to execute such short form of’ lease and deliver the same to Landlord within ten

(10) days following the request therefor.
Landlord shall provide Tenant with a Subordination. Non-Disturbance and Attornment Agreement from its existing mortgage lender, LaSalle Bank, NA, in such form as LaSalle Bank may reasonably require, on or before the Commencement Date.

18.    Mortgagee and Ground Lessor Protection. Tenant agrees to give any First Mortgagee and any Ground Lessor, by registered or certified mail, a copy of any notice or claim of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of Landlord’s interests in leases, or otherwise) of the address of such First Mortgagee or Ground Lessor (hereinafter the “Notified Party”). Tenant further agrees that if Landlord shall have failed to cure such default within twenty (20) days after such notice to Landlord (or if such default cannot he cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such twenty (20) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then the Notified Party shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such Notified Party has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default, including the time necessary to obtain possession if possession is necessary to cure or correct such default) before Tenant may exercise any right or remedy which it may have on account of any such default of Landlord.
19.    Insurance.
(a)    At all times during the Term of this lease, Tenant shall at its sole cost and expense maintain in full force and effect insurance protecting Tenant and Landlord (and Landlord’s beneficiaries if Landlord is ever a land trust), and provided Tenant is provided with written notice thereof), and their respective agents, and any other parties designated by Landlord from time to time, with terms. coverages and in companies at all times satisfactory to Landlord as follows:
(i)    Commercial General Liability Insurance against claims for personal injury, death or property damage occurring in connection with the use and occupancy of the Premises, including contractual liability insuring the indemnification provisions contained in this lease, naming Landlord, and Landlord’s mortgagee, principals and principals’ beneficiaries, and the management of the Building, as additional insureds, such insurance to afford protection to the limit of not less than Two Million Dollars ($2,000,000.00) for each occurrence and annual aggregate.
(ii)    Workers Compensation Insurance, as required to meet the applicable laws of the state in which the Building is located, and Employers Liability Insurance.
(iii)    At all times when any work is in process in connection with any change or alteration being made by Tenant. Tenant shall require all contractors and subcontractors to maintain the insurance described in (i) and (ii). Landlord and Landlord’s mortgagee. principals and principals’ beneficiaries and the management of the Building will be added as additional insureds to such policies, and evidence of same shall be delivered to Landlord.
(iv) Property insurance on an “all risk” basis (including sprinkler leakage, if applicable) for the full replacement cost of all additions, improvements and alterations to the Premises and of all office equipment, furniture, trade fixtures, merchandise and all other items of Tenant’s property on the Premises. Tenant agrees to have such insurance policies endorsed to provide for a waiver of subrogation against Landlord by the insurance carrier.
Tenant shall, prior to the commencement of the Term hereof and prior to the expiration of any policy, furnish Landlord certificates evidencing that all required insurance is in force and providing that such insurance may not be cancelled or changed without at least thirty (30) days’ prior written notice to Landlord and Tenant (unless such cancellation is due to nonpayment of premiums, in which event ten

(10) days’ prior notice shall be provided).
(b)    Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authority and shall not directly or indirectly make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage, or may increase the cost of insurance or require additional insurance coverage.
(c)    Landlord and Tenant hereby waive all claims of recovery from the other party for toss or damage to any of its property to the extent of any recovery collectible under valid and collectible property insurance policies.
Landlord agrees to maintain property coverage for the replacement cost of the Building and general liability insurance, in such form and amounts as Landlord may in its discretion deem prudent. The premiums for such policies shall be included in Expenses.
20.    Nonwaiver. No waiver of any condition expressed in this lease shall be implied by any neglect of either party to enforce any remedy on account of the violation of such condition whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting the provisions of Section 8, it is agreed that no receipt of moneys by Landlord from Tenant after the termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such moneys. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any moneys due, and the payment of said moneys shall not waive or affect said notice, suit or judgment.
21.    Estoppel Certificate. Tenant agrees that from time to time upon written request by Landlord, or the holder of any Mortgage or any ground lessor, Tenant (or any permitted assignee, subtenant or other occupant of the Premises claiming by through or under Tenant) will deliver to Landlord or to the holder of any Mortgage or ground lessor or contract purchaser of an interest in Landlord or in the Building, within ten (10) business days after such written request shall have been served upon Tenant, a statement in writing signed by Tenant, addressed to such person or persons as Landlord shall request, certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications, that the lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which the Rent and other charges have been paid, (c) the date upon which the Term shall end, (d) that the Landlord is not in default under any provision of this lease, or, if in default, the nature thereof in detail; (e) that the Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims, or otherwise, if applicable; (f) that there has been no prepayment of Rent other than that provided for in the lease; (g) the amount of any security deposit made by Tenant or Tenant-successor, (h) that there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy laws of the United States or any State thereof’, and (i) such other matters as may be reasonably required by the Landlord, holder of a Mortgage, ground lessor or contract purchaser.
Landlord agrees that from time to time upon written request by Tenant, that Landlord will deliver to Tenant, within ten (10) business days after such written request, a Landlord estoppel certificate in substantially the same form as required of Tenant above, addressed to such person or persons as Tenant shall request.

22.    Tenant-Corporation or Partnership. In case Tenant is a corporation, Tenant (a) represents and warrants that this lease has been duly authorized, executed and delivered by and on behalf of the Tenant and constitutes the valid and binding agreement of the Tenant in accordance with the terms hereof and (b) if Landlord so requests, it shall deliver to Landlord or its agent, concurrently with the delivery of this lease executed by Tenant, certified resolutions of the hoard of directors (and shareholders, if required) authorizing Tenant’s execution and delivery of this lease and the performance of Tenant’s obligations hereunder. In case Tenant is a partnership, Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this lease on behalf of Tenant, or that this lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms. Also. it is agreed that each and every present and future general partner in Tenant shall be and remain at all times jointly and severally liable hereunder and that the death, resignation or withdrawal of any partner shall not release the liability of such partner under the terms of this lease unless and until the Landlord shall have consented in writing to such release, Landlord being under no obligation to so consent.
23.    Real Estate Brokers. Tenant and Landlord represents to each other that neither has directly dealt with any broker other than Colliers, Bennett & Kahnweiler (whose commission, if any, shall be paid by Landlord pursuant to separate agreement) as broker in connection with this lease. Each party agrees to indemnify and hold the other harmless from all damages, liability and expense (including reasonable attorneys’ fees) arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such broker or brokers or finders in connection with its participating in the negotiation with such party of this lease.
24.    Notices. All notices to or demands upon Landlord or Tenant desired or required to be given under any of the provisions hereof shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been given if a copy thereof has been personally delivered to Tenant or Tenant’s agent (including without limitation delivery by messenger or courier, with evidence of receipt) or mailed by United States registered or certified mail, return receipt requested, or by recognized overnight courier service, addressed to Tenant at the address of the Premises after Tenant’s occupancy of the Premises; prior to occupancy notices to Tenant shall be given at 5693 W. Howard Street, Niles. IL 60714. Any notices or demands from Landlord to Tenant may be signed by Landlord, its beneficiaries, the managing agent for the Building or any agent of any of them. Any notices or demands from Tenant to Landlord shall be deemed to have been given if a copy thereof has been personally delivered to Landlord or the managing agent of the Building (including without limitation delivery by messenger or courier, with evidence of receipt) or by recognized overnight courier service or mailed by United States registered or certified mail, return receipt requested, to Landlord in care of Christina Fitzgerald, 6201 West Howard Street, Niles, Illinois 60714. with a copy to James G. Haft. 131 S. Dearborn Street 30th floor. Chicago, Illinois 60603. Landlord, its beneficiaries, or the managing agent of the Building may, upon notice to Tenant, change either the address for, or the party who shall receive, notices or demands from Tenant to Landlord on Landlord’s behalf. All notices to or demands upon Landlord or Tenant mailed by registered or certified mail, return receipt requested, shall be deemed served two (2) business days after the date the same were posted. Notices may be given by telecopy provided that simultaneous duplicate notice is given by one of the methods provided above.
25.    Miscellaneous.
(a.)    Each provision of this lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns. but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge, or subletting contrary to the provisions of Section 12.
(b)    All of the agreements of Landlord and Tenant with respect to the Premises are contained in this lease; and no modification, waiver or amendment of this lease or of any of its conditions or provisions shall be binding upon Landlord unless in writing signed by Landlord.
(c)    Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord and Tenant; provided, however, the execution and delivery by Tenant of this lease to Landlord or the agent of Landlord’s beneficiary shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be revoked for thirty (30) days after such delivery.
(d)    The word “Tenant” whenever used herein shall construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant: and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations. partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one Tenant, the liability of each shall be joint and several.
(e)    Clauses, plats, and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this lease are part hereof and in the event of variation or discrepancy the duplicate original hereof, including such clauses, plats and riders, if any, held by Landlord shall control.
(f)    The headings of Sections are for convenience only and do not limit, expand or construe the contents of the Sections.
(g)    Time is of the essence of this lease and of each and all provisions thereof.
(h)    All amounts (including, without limitation, Base Rent and Additional Rent) owed by Tenant to Landlord pursuant to any provision of this lease shall not be deemed a loan but shall bear interest from the date due until paid at the annual rate equal to five percent (5%) plus the rate of interest announced from time to time by Bank of America or any successor thereto, as its corporate base rate, changing as and when said corporate base rate changes, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.
(i)    The invalidity of any provision of this lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this lease.
(j)    All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this lease, which alone fully and completely expresses the agreement between Landlord (and its beneficiary and their agents) and Tenant.
(k)    The parties agree that, in the event any legal action is brought by either party against the other party in connection with this lease, the prevailing party in such action shall be entitled to recover its reasonable attorney’s fees incurred in connection with such action.
26.    Delivery of Possession. If the Landlord shall be unable to give possession of the

Premises on the date of the commencement of the Term for any reason, Landlord shall not be subject to any liability for failure to give possession. Under such circumstances the Rent reserved and covenanted to be paid herein shall not commence until the Premises are available for occupancy, and no such failure to give possession on the date of commencement of the Term shall affect the validity of this lease or the obligations of the Tenant hereunder. Provided, however, if the Premises are not delivered to Tenant by the Commencement Date as stated on page one of this lease, the Commencement Date and the stated expiration date as set forth on page one of this lease shall he adjusted so as to accord the parties hereto with the term they would have had if the Premises had been delivered on the original Commencement Date. In accordance therewith, and in such event, Landlord and Tenant shall execute an amendment to this lease reflecting the new commencement date and the new expiration date.
27.    Intentionally Deleted.
28.    Intentionally Deleted.
29.    Signs. No signs shall be installed on the exterior of, or adjacent to, the Premises or the Building, except as provided herein. Tenant shall have the right to display its corporate name in the building lobby sign and at the entry area to the Premises, provided such signs shall be in accordance with the building signage standard designated by Landlord and subject to Landlord’s prior written approval. The installation and maintenance of’ any and all signs by or on behalf of Tenant shall be in full compliance with all applicable laws, ordinances, regulations, rules and orders of any governmental authority having jurisdiction, and Tenant shall obtain all necessary licenses and permits in connection therewith. Tenant shall install and promptly repair. maintain and service all such signs in accordance with proper techniques and procedures, and shall indemnify, hold harmless and defend Landlord from all loss, cost, damage or expense, including attorney’s fees, arising out of any claim relating to the installation, existence, operation, maintenance, repair, removal or condition of any such sign. On or before the termination of this lease, Tenant shall, at its sole expense, remove all such signs in a manner satisfactory to Landlord and shall immediately repair, at Tenant’s sole expense, any injury or damage caused by removal. All costs and expenses relating to the installation, maintenance and removal of such signs shall be borne solely by Tenant.
30.    Landlord. The term “Landlord” as used in this lease means only the owner or owners at the time being of Landlord’s interest in the Building and the Land so that in the event of any assignment, conveyance or sale, once or successively, of Landlord’s interest in the Land and Building, or any assignment of this lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such conveyance, sale or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto. This lease shall not be affected by any such conveyance, assignment or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.
31.    Title and Covenant Against Liens. The Landlord’s title is and always shall be paramount to the title of the Tenant and nothing in this lease contained shall empower the Tenant to do any act which can, shall or may encumber the title of the Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Real Property any portion thereof including the Premises or against the Tenant’s leasehold interest in the Premises and, in case of any such lien attaching, to immediately pay and remove same. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Land. Building or

Premises, and any and all liens and encumbrances created by Tenant shall attach only to Tenant’s interest in the Premises. If any such liens created, caused or permitted by Tenant so attach and Tenant fails to pay and remove same within ten (10) days, Landlord, at its election, may pay and satisfy the same. In such event the sums so paid by Landlord shall be deemed to be additional rent due and payable by Tenant at once without notice or demand, with interest from the date of payment at the rate set forth in Section 26(i) hereof for amounts owed Landlord by Tenant.
32.    Exculpatory Provisions. The liability of any Landlord under this lease or any amendment to this lease, or any instrument or document executed in connection with this lease, shall be limited to and enforceable solely against the assets of such Landlord constituting an interest in the Land or Building (including, where the Landlord is a trustee of a land trust, the subject matter of the trust) and not other assets of such Landlord. Assets of a Landlord which is a partnership do not include the assets of the partners of such Landlord, and negative capital account of a partner in a partnership which is a Landlord and an obligation of a partner to contribute capital to the partnership which is Landlord shall not be deemed to be assets of the partnership which is Landlord. No directors, officers, employees or shareholders of any corporation which is Landlord shall have any personal liability arising from or in connection with this lease. At any time during which Landlord is trustee of a land trust, all of the representations, warranties, covenants and conditions to be performed by it under this lease or any documents or instruments executed in connection with this lease are undertaken solely as trustee, as aforesaid, and not individually, and no personal liability shall be asserted or be enforceable against it or any of the beneficiaries under said trust agreement by reason of any of the representations, warranties, covenants or conditions contained in this lease or any documents or instruments executed in connection with this lease.
33.    Financial Statements. Tenant shall deliver to Landlord, upon Landlord’s request, from time to time, current financial statements of Tenant in the form required by Tenant’s bank or financial institution, provided that such request may not be made more than twice in any calendar year.
34.    Jurisdiction and Venue. TENANT HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY EITHER PARTY AND ARISING DIRECTLY OR INDIRECTLY OF THIS LEASE SHALL BE LITIGATED IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. TENANT HEREBY EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY EITHER PARTY IN ANY OF SUCH COURTS, AND HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN, AND AGREE THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO TENANT AT THE ADDRESSES TO WHICH NOTICES ARE TO BE SENT PURSUANT TO THIS I..EASE. TENANT WAIVES ANY CLAIM THAT COOK COUNTY ILLINOIS OR THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS EASTERN DIVISION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. THE EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT, BY LANDLORD, OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING. BY LANDLORD OF ANY ACTION TO ENFORCE THE. SAME IN ANY OTHER APPROPRIATE JUR1SDICTJON. AND TENANT HEREBY WAIVES THE RIGHT, IF ANY, TO COLLATERALLY ATTACH ANY SUCH JUDGMENT OR ACTION.
35.    Waiver of Right of Jury Trial. TENANT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER OR WITH RESPECT TO THIS LEASE

IN WITNESS WHEREOF. the parries have caused this lease, to be executed on the date first above written.
LANDLORD:
HOWARD COMMONS ASSOCIATES, L.L.C.,
A DELA WARE LIMITED LIABILITY COMPANY
BY ITS MANAGER
MCZ/JAMESON, INC
AN ILLINOIS CORPORATION
BY:     [Graphic appears here]

JAMES G. HAFT, VICE-PRESIDENT
TENANT:
HAEMOSCOPE CORPORATION,
AN ILLINOIS CORPORATION
By:     [Graphic appears here]

ITS:     [Graphic appears here]

EXHIBIT A
PREM1SES FLOOR PLAN

[Graphic appears here]

EXHIBIT A-1
DESCRIPTION OF PREMISES
PARCEL 1:
THAT PART OF THE NORTH 19 CHAINS OF THE WEST 1/2 OF THE SOUTHWEST 1/4 OF SECTION 29, TOWNSHIP 41 NORTH. RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED BY A LINE DESCRIBED AS FOLLOWS:
BEGINN1NG AT THE NORTHEAST CORNER OF THE \VEST 1/2 OF THE SOUTHWEST 1/4 OF SAID SECTION 29; THENCE SOUTH 89 DEGREES 23 MINUTES 23 SECONDS WEST ALONG THE NORTH LINE OF THE SOUTHWEST 1/4 OF SAID SECTION 29. A DISTANCE OF 1018.95 FEET TO A POINT IN SAID LINE 299.0 FEET EAST OF (AS MEASURED ALONG SAID NORTH LINE) THE NORTHWEST CORNER OF SAID SOUTHWEST QUARTER SECTION: THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS WEST ALONG THE LAST LINE OF THE WEST 299.0 FEET OF THE SOUTHWEST 1/4 OF SAID SECTION 29 (SAID EAST LINE ALSO BEING THE EAST LINE OF A PUBL1C ROAD KNOWN AS CRONAME ROAD) 962.51 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST 586.24 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST. 383.37 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST; 431.86 FEET TO A POINT IN THE EAS1’ LINE OP THE WEST 1/2 OF THE SOUTHWEST 1/4 OF SAID SECTION 29; THENCE NORTH 00 DEGREES 04 MINUTES 38 SECONDS EAST ALONG THE LAST MENTIONED EAST LINE, 589.99 FEET TO THE I’OINT OF BEGINNING. IN COOK. COUNTY. ILLINOIS.
EXCEPTING THEREFROM THE FOLLOWING:
THAT PART OF THE NORTH 19 CHAINS OF THE WEST 1/2 OF THE SOUTH WEST 1/4 OF SECTION 29, TOWNSHIIP 41 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED BY A LIEN DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHEAST CORNER OF THE WEST 1/2 OF THE SOUTHWEST 1/4 OF SAID SECTION 29: THENCE WEST ALONG THE NORTH LINE OF THE SOUTHWEST 1/4 OF SAID SECTION 29, TO ITS INTERSECTION WITH THE NORTHERLY EXTENSION OF THE CENTERLINE OF CRONAME ROAD (SAID POINT OF INTERSECTION BEING HEREINAFTER REFERRED TO AS POINT “A”); THENCE SOUTH ALONG SATH) CENTHRLINE 319.46 FEET THENCE EAST 30.0 FEET TO THE EAST LINE OF CRONAME ROAD: THENCE NORTHEASTERLY TO A POINT 47.5 I FEET EAST OF THE CENTERLINE OF CRONAME ROAD AND 99.41 FEET SOUTH (AS MEASURED ALONG SAID CENTERLINE) Of’ POINT “A” HEREINT3EFORE DESCRIBED; FHENCE NORTHEASTERLY TO A POINT 64.51 FEET EAST OF THE CENTERLINE OF CRONAME ROAD AND 64.46 FEET SOUTH (AS MEASURED ALONG SAID CENTERLINE) OF POINT “A” HEREINI3EFORE DESCRIBED; THENCE NORTHEASTERLY TO A POINT 49.37 FEET SOUTH OF SAID NORTH LINE OF THE SOUTHWEST 1/4 OF SECTION 29 AND 83.80 FEET EAST (AS MEASURED ALONG SALD NORTH LINE) OF POINT “A” HEREINBEFORE DESCRIBED; THENCE NORTHEASTERLY TO A POINT ON A LINE 40.0 FEET SOUTH OF AND PARALLEL WITH SAID NORTH LINE OF THE SOUTHWEST 1/4 OF SEC’I’ION 29. 118.81 FEET EAST (AS MEASURED ALONG SAID NORTH LINE) OF POINT “A” HEREINBEFORE DESCRIBED; THENCE EAST ALONG SAID PARALLEL LINE TO THE EAST LINE OF SAID WEST 1/2 OF THE SOUTHWEST 1/4 OF SECTION 29: THENCE NORTH ALONG SAID WEST L1NE TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.
ALSO EXCEPTING THEREFROM THAT PART DEDICATED FOR CRONAME ROAD AND HOWARD STREET, IN COOK COUNTY, ILLINOIS.
PARCEL 2:

BASEMENT FOR THE BFNEFIT OF PARCEL I AS CREATED BY GRANT RECORDED SEPTEMBER 26. 1985 AS DOCUMENT 85206474 FOR INGRESS AND EGRESS OVER THE FOLLOWING:
THAT PART OF THE NORTH 19 CHAINS OF THE WEST 1/2 OF THE SOUTHWEST 1/4 OF SECTION 29, TOWNSHIP 41 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL. MERIDIAN, BOUNDED BY A LINE DESCRIBED AS FOLLOWS:
COMMENCING AT THE NORTHEAST CORNER OF THE WEST 1/2 OF THE SOUTHWEST 1/4 OF SAID SECTION 29: THENCE. SOUTH 00 DEGREES 04 MINUTES 38 SECONDS WEST, ALONG THE EAST LINE OF THE WEST 1/2 OF THE SOUTH WEST 1/4 OF SECTION 29 AFORESAID, 589.99 FEET, THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, 431.86 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS WEST, 383.37 FEET TO THE POINT OF BEGINNING OF THE PARCEL TO BE DESCRIBED; THENCE CONTINUING SOUTH 00 DEGREES 00 MINUTES 00 SECONDS WEST, 86.00 FEET; THENCE SOUTH 90 DEGREES 00 MINUTES 00 SECONDS WEST, 8.00 FEET; THENCE SOUTH 00 DEGREES 00 MINUTES 00 SECONDS WEST, 56.50 FEET; THENCE NORTH 88 DEGREES 10 MINUTES 39 SECONDS EAST, 52.44 FEET; THENCE SOUTH 00 DEGREES 04 MINUTES 40 SECONDS EAST., 53.83 FEET; THENCE SOUTH 52 DEGREES 59 MINUTES 13 SECONDS EAST, 41.75 FEET TO THE NORTHERLY LINE. OF GROSS POINT ROAD; THENCE SOUTH 64 DEGREES 03 MINUTES 29 SECONDS WEST, ALONG SAID NORTHERLY LINE OF GROSS POINT ROAD, 43.42 FEET; THENCE NORTH 47 DEGREES 06 MINUTES 06 SECONDS WEST, 51.63 FEET; THENCE NORTH 34 DEGREES 24 MINUTES 37 SECONDS WEST: 34.82 FEET; THENCE NORTH 58 DEGREES 50 MINUTES 18 SECONDS WEST, 57.84 FEET; THENCE NORTH 00 DEGREES 00 MINUTES 00 SECONDS EAST, 145.00 FEET; THENCE NORTH 90 DEGREES 00 MINUTES 00 SECONDS EAST, 68.20 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

EXHIBIT B
BASE RENT

Lease Year/Period .	Rentable Square Footage	Base Rent per. Rentable sq. ft.	Annual Base Rent	Monthly Base Rent
Year I			$$120,000.00	10.000.00
Year 2			$$123,000.00	$10,250.00
Year 3			$$126,075.00	$10,506.25
Year4			$$129,227.00	$10,768.90
Year5			$132,458.00	$11,038.13

Base Rent shall abate for fifteen (15) days after the Commencement Date
For the above purposes, Year 1 commences on the Commencement Date and ends 12 months thereafter, except that if the Commencement Date does not occur on the first day of a month, then Year 1 shall end 12 months after the end of the calendar month in which the Commencement Date occurs. Each subsequent Year shall be a 12 month period.

EXHIBIT C
RULES AND REGULATIONS

ATTACHED TO AND MADE A PART OF THE LEASE

The following Rules and Regulations shall be in effect at the Building. Landlord reserves the right to adopt reasonable modifications and additions hereto. In the case of any conflict between these regulations and the Lease, the Lease shall be controlling.

1.	Except with the prior written consent of Landlord, no tenant shall conduct an retail sales in or from the Premises, or any business other than that specifically provided for in the Lease.

2.
Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon such reasonable terms and conditions, including but not limited to a provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to a tenant or its employees. If reasonably necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building. The term “personal goods or services vendors” means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by a tenant only for the purpose of conducting its business on the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services, and shoeshining services.

3.
The sidewalks, halls, passages, and stairways shall not be obstructed by any tenant or used by it, its employees. invitees, and any visitors for any purpose other than for ingress to and egress from their respective premises. Tenant shall not and shall not permit its employees, invitees, and any visitors to loiter or wait for transportation in the halls passages, entrances, stairways, sidewalks or any other area in or around the Building, except those areas, if any, which may be specifically designated by Landlord. The halls, passages, entrances, stairways, janitorial closets, if any, and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord shall he prejudicial to the safety, character reputation and interests of the Building and its tenants, provided that nothing herein contained shall he construed to prevent such access to persons with whom Tenant normally deals only for the purpose of’ conducting its business on the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant arid no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

4.
The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the Building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not he used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violation of this rule shall be borne by the tenant who, or whose clerks, agents, employees, or visitors, shall have caused it.

5.	No sign, advertisement or notice visible from the exterior of the Premises or Building shall be inscribed, painted or affixed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. If Landlord shall have given such consent at any time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice, as the case may be, so consented to by Landlord.

6.
In order to maintain the outward professional appearance of the Building, all window coverings to be installed at the Premises shall be subject to Landlords prior reasonable approval. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the Premises, such use of such curtain, blind, shade or screen shall be forthwith discontinued by Tenant. No awnings shall be permitted on any part of the Premises.

7.
Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them; or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Building, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority.

8.
Except as approved by Landlord, no safes or other large objects shall be brought into or installed in that portion of’ the Premises intended to be used for general office purposes. Landlord shall have the power te prescribe the weight, method of installation and position of such safes or other objects. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the Building, and the persons employed to move safes in or out of the Building must be acceptable to Landlord. No freight, furniture or bulky matter of any description shall be received into the Building, excluding warehouse space, except during hours and in a manner approved by Landlord.

9.
No tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substance into any of the corridors or halls, or out of the doors or windows or stairways of the Building, and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

10.
Except for the use of’ microwave ovens and coffee makers and a toaster oven for Tenant’s personal use, no cooking shall he done or permitted by Tenant on the Premises, nor shall the Building be used for lodging.

11.	Tenant shall not use or keep in the Building any kerosene, gasoline, or inflammable fluid or any other illuminating material, or use any method of heating other than that supplied by Landlord.

12.	If Tenant desires telephone or telegraph connections, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or other otherwise shall be made without directions from Landlord.

13.
Each tenant, upon the termination of its tenancy, shall deliver to Landlord all the keys of offices, rooms and toilet rooms, and security access card/keys which shall have been furnished such tenant or which such tenant shall have had made, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

14.
No tenant shall lay linoleum or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except by a paste, or other material which may easily be removed with water, the use of cement or other similar adhesive materials being expressly prohibited. The method of affixing any such linoleum or other similar floor covering to the floor, as well as the method of affixing carpets or rugs to the Premises shall be subject to reasonable approval by Landlord. The expense of repairing any damage resulting from a violation of this rule shall be borne by Tenant by whom, or by those agents, clerks, employees or visitors, the damage shall have been caused.

15.	No furniture, packages or merchandise will be received in the Building, except between such Building hours as shall be designated by Landlord.

16.
Landlord shall in no case be Liable for damages for the admission to or exclusion from the Building of any person whom Landlord has the right to exclude under Rule 3 above, In case of invasion, mob, riot, public, excitement, or other commotion, Landlord reserves the right but shall not be obligated to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

17.
Tenant shall be responsible for securing the Premises and in accordance therewith shall see that the windows and doors of’ the Premises are closed and securely locked before leaving the Building and Tenant shall exercise extraordinary’ care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that Tenant shall be responsible for maintaining a temperature within the Premises at all times as to prevent waste or damage of the fire safety, plumbing and mechanical systems servicing the Premises, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord.

18.
Tenant shall not alter, or allow to be altered, any lock or install a new or additional lock or any bolt on any door of’ the Premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key for any such lock.

19.
Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of those to be provided by Landlord under the Lease.

20.	No shopping cart, or other vehicle or any animal with the exception of’ humans or fish shall be brought into the Premises or the halls, corridors, elevators or any part of the Building by Tenant.

21.
Landlord shall have the right to prohibit the use of the name of the Building or Project or any other publicity by Tenant which in Landlord’s opinion tends to impair the reputation of the Building or Project or their desirability for other tenants, and upon written notice from Landlord, ‘Tenant will refrain from or discontinue such publicity.

22.	Tenant shall not erect any aerial or antenna on the roof or exterior walls of the Premises, Building, or Project without the prior written consent of Landlord.

23.
The Tenant shall not install in the Premises any equipment which uses an excessive amount of electricity without the advance written consent of the Landlord. The Tenant shall ascertain from the Landlord the maximum amount of electrical current which can safely be used in the Premises taking into account the capacity of electric wiring in the Building and the Premises and the needs of other tenants in the Building and shall not use more than such safe capacity. The Landlord’s consent to the installation of electric equipment shall not relieve the Tenant from the obligation not to use more electricity than such safe capacity.

24.
The following rules and regulations govern the parking and the use of the parking areas on the Project and shall not be deemed to expand any parking rights or privileges granted or restrictions thereon contained in this Lease. These parking rules and regulations shall apply to any and all vehicles owned, leased or rented by Tenant, its employees, agents, representatives, invitees, customers, contractors, servicemen and deliverymen. Tenant shall be, responsible for compliance with the following rules and regulations by any and all of its employees, agents, representatives, invitees, customers, contractors, servicemen and deliverymen.

a. Parking at the Project is for standard passenger size vehicles only. No vehicles may be parked in any assigned parking stalls except the vehicle which has been granted permission to park in such stall as designated by Landlord. Parking spaces clearly marked for the use by a specific party shall not be used at any time by any other tenant, or by their employees, invitees, or any other visitor. Any and all oversized vehicles (i.e., those that cannot fit within the individually marked parking stalls either in length or width), including without limitation any trucks, delivery trucks and vans, and semi-trailers, may not be parked in any location on the Project without Landlord’s prior written consent. In granting its consent, Landlord reserves the right to determine in its sole discretion the length of time that any said oversized vehicle may be parked at the Project and to determine in its sole discretion the location where any said oversized vehicle may be parked on the Project. The foregoing shall not be deemed to prohibit any said oversized vehicle from parking at any loading dock or drive-in door servicing the Premises for any reasonable period of time while loading or unloading. Landlord reserves the right to grant exceptions to the foregoing rule as Landlord may determine in its sole discretion, including without limitation an exception for the parking of oversized vehicles for commercial overnight courier services while overnight packages are being delivered to tenants and occupants of the Project.

b. No type of maintenance, service or repair work of any type may be performed at any time on any vehicle located any where on the Project, provided however, that emergency repair work may be performed on a vehicle located on the Project only to the extent needed to be able to remove said vehicle from the Project (i.e. getting a dead battery replaced or “jumped” in order to be able to start said vehicle, or replacing a flat tire). The foregoing exception shall not be deemed to allow major repair work to be performed on the Project (i.e. replacement of engine or engine parts or transmission or transmission parts), which if needed shall require said vehicle to be towed of the Project for repair or service.

c. No vehicles of any type may at any time, park, stand, drop off or pick up, load or unload in the any driveway or traffic lane servicing the Project. Landlord reserves the right to designate areas to he used for any standing vehicles, including without limitation, any cars, step vans, truck, busses, or taxis, which provide services to any tenant, their employees, invitees, or any other

EXHIBIT D
FIRST ADDENDUM

    THIS FIRST ADDENDUM TO 1NDUSTRAL BUILDING LEASE (this “First Addendum”) is attached to and made a part of the Industrial Building Lease dated as of March 23, 2004 (the “Lease”) between Howard Commons Associates, L.L.C. (“Landlord”) and Haemoseope Corporation (“Tenant”).

ARTICLE I
Addendum Controls/Definitions

1.01 First Addendum Controls. To the extent that the terms and provisions of this First Addendum conflict with the terms and provisions of the body of this Lease to which this First Addendum is attached and incorporated therein by reference thereto, the terms and provisions of this First Addendum shall control.

1.02 Definitions. To the extent not otherwise defined herein to the contrary, all capitalized terms and phrases used in this First Addendum shall have the respective meanings ascribed to them in this Lease.

ARTICLE II

    2.01 Landlord’s Work.
(a) Prior to delivery of possession of the Premises to Tenant, Landlord shall complete the work described in Exhibit “E” (referred to as “Landlord’s Work”). Landlord shall provide an allowance of $12.50 per square foot of the office area only to cover the cost of Landlord’s Work, and in addition. Landlord shall pay for the cost of installing the bathrooms and demising wails (which shall be in addition to the $12.50 allowance.) Tenant shall be responsible for any costs in excess of $12.50/ft of the office area, which excess shall be paid to Landlord upon demand.

(b) Provided Tenant has paid the first month’s rent, and security deposit and delivered evidence of insurance as required by this Lease, Landlord shall use reasonable efforts to complete Landlord’s Work and deliver possession of the Premises to Tenant by

July 15, 2004, subject to Tenant delays, delays in vacating by Nightingale Conant, permit delays, and other delays beyond Landlord’s reasonable control. All work shall be performed by Landlord in a good and workmanlike manner, using new materials where components are being replaced or added, and upon completion of the Work the Premises will be delivered to Tenant in compliance with all applicable laws, ordinances and codes. Tenant acknowledges that Landlord intends to utilize many existing components and systems within the Premises, including without limitation the HVAC system. Landlord shall deliver the Premises with all mechanical, HVAC, electrical, plumbing and other related systems in good working order on the Commencement Date. Except for Tenant delays, if Landlord has not substantially completed the Landlord’s Work on or before July 15, 2004, then the Commencement Date shall be extended one day for each day of delay until Landlord is able to deliver possession of the Premises to Tenant with Landlord’s Work complete. Landlord shall have the right to complete punchlist items of Landlord’s Work during Tenant’s occupancy and Tenant shall not unreasonably interfere with Landlord’s Work.

(c) Within ten (10) days of delivery of possession to Tenant of the Premises, Landlord shall schedule with Tenant a walk through for the purpose of determining unperformed and improperly performed work.

visitor.
d. Landlord reserves the right to take any action necessary to keep the fire lane and drive lanes in the parking lot clear for free access at all times.
e. Landlord reserves the right to charge any Tenant for its costs incurred in enforcing the above parking rules and regulations.

25.	Landlord retains the right to designate the entrance and exit locations to be used by the tenant and their staff and employees during the regular business day.

Landlord and Tenant shall jointly determine and set forth in writing signed by both Landlord and Tenant said items and the cost and expense of completing same (the “Punchlist Items”). Landlord shall thereafter promptly proceed with the correction of the Punehlist Items following delivery of possession to Tenant, subject in any and all events to delays outside the control of Landlord.
2.02 Tenant Work. Except for Landlord’s Work, Landlord has made no agreement to make any improvements to the Premises, and Tenant accepts the same in AS IS condition. Any and all other work necessary or desirable for Tenant’s use and occupancy of the Premises shall be Tenant’s sole responsibility. Tenant acknowledges and agrees that Tenant at its sole cost shall be responsible for obtaining, delivering and installing iii the Premises all necessary and desired furniture, telephone equipment, computer cabling, telephone cabling, telephone service, business equipment, art work and other similar items, and that Landlord shall have no responsibility whatsoever with regard thereto. Provided such access to the Premises does not interfere with Landlords obligations under this lease. Tenant shall be allowed access to the Premises prior to the Commencement Date to install its equipment and furnishings and to perform such other related activity in the Premises preparatory to its occupancy, without the obligation of payment of Rent. Landlord shall use its reasonable efforts to accommodate Tenant’s access to the Premises for such purposes, but in no event shall Tenant interfere, disrupt or delay with Landlord’s obligations under this lease.
2.03 Safe. Tenant shall have the right to keep a fireproof safe in the Premises, provided such safe shall not be permanently affixed to the Premises and Tenant shall remove such safe upon expiration or termination of this Lease.
2.04 Parking. Subject to compliance with the Rules and Regulations, Tenant shall have the right to utilize up to forty (40) parking spaces in the Building parking lot in common with other tenants of the Building.
2.05 Nightingale Consent. As of the date hereof, the Premises are leased to Nightingale-Conant Co. (“Nightingale”). Landlord’s obligations hereunder are conditioned upon Landlord and Nightingale executing a partial termination agreement of Nightingale’s lease with respect to the Premises hereunder. If Landlord and Nightingale have not executed such partial termination agreement by March 31, 2003, then either party may terminate this Lease by written notice to the other given before execution of such partial termination agreement and thereafter neither party shall have any further obligation hereunder.
2.06 Temporary Space. If the Landlord’s Work is not completed by July 15, 2004, then Tenant, at its option, may temporarily take occupancy of such then available suites in the Building as Landlord may identify and as may be reasonably acceptable to Tenant (“Temporary Premises”). All terms and conditions of this Lease shall apply to Tenant’s occupancy of’ such Temporary Premises, except that during such temporary occupancy, rent otherwise due hereunder shall be adjusted in proportion to the square footage of the Temporary Premises, Tenant shall vacate and surrender the Temporary Premises (and repair any damage to such spaces caused by Tenant) within five business days after Landlord delivers possession of the Premises with Landlord’s Work substantially complete.

2.07
EXHIBIT E
LANDLORD WORK 1. UP TO FOUR I2X12 OFFICES
2. UP TO THREE I2X16 OFFICES
3. ONE STORAGE ROOM, APPROXIMATELY I6X21
4. ONE LARGECONFERENCE ROOM, 16X21
5. ONE CLEAN ROOM, 12X24. CLEAN ROOM INCLUDES DROPPED CEILING, SOLID FLOOR (I.E. NOT TILED). WINDOWS AROUND THE WALLS (NOT NECESSARILY OUTSIDE WINDOWS).
6. ONE LUNCH ROOM APPROX 16x20. LUNCHROOM MUST BE ADIACENT TO BATHROOM.
7. ONE BANK OF BATHROOMS. WOMEN’S TO HAVE TWO STALLS. MENS TO HAVE ONE URINALS AND ONE STALL. ANY UPGRADE TO BATHROOM SPECIFIC SHALL BE AT TENANTS EXPENSE.
8. THE FOLLOWING SHOULD HAVE DROPPED CEILINGS: CLEAN ROOM, KITCHEN, BATHROOMS. AND ANY OTHER ROOM LOCATED AGAINST BACK WALL OF OFFICE AREA. ALL DROPPED-CEILING ROOMS WILL BE NEXT TO ONE ANOTHER SO THAT THERE IS ONLY ONE DROPPED-CEILING AREA.

EXHIBIT F
EXCLUSIONS FROM EXPENSES

i	Ground rental payments, interest and principal payments on mortgages, and other costs for borrowed funds, if any:

ii.	Depreciation charges;

iii.
Expenses incurred in leasing or procuring new tenants, such as real estate brokers’ leasing commissions (including all renewal leasing commissions or compensation, fees of counsel, costs of maintaining a leasing office and advertising and promotional expenses with respect thereto;

iv.
To the extent covered by insurance, expenses for repairs or other work occasioned by: (a) fire, wind storm or other casualty, or (b) the exercise of the right of eminent domain, or (c) the negligence of Landlord;

v.	Court cost, fees of counsel and any other ancillary expenses incurred in connection with any other lease, license, or concession agreement;

vi.
Any amount payable by Landlord to any tenant by reason of Landlord’s default in obligations to such tenant or as damages, reimbursement or indemnity to any person because of any act or omission of Landlord or its agents;

vii.
Renovating or otherwise improving or decorating, painting or redecorating any leaseable space in the Building other than ordinary maintenance supplied to all tenants equally and other than to common areas;

viii.
Landlord’s cost of electricity or other utilities which are provided without cost to certain tenants of the Building and not supplied to all tenants of the Building or which are sold separately to tenants of the Building and for which Landlord is entitled to be reimbursed;

ix.	Costs due to violation by Landlord or its agent of the terms and conditions of any lease or debt instrument.

x.
Overhead and profit paid to Landlord or to subsidiaries or affiliates of Landlord for services on or to the Building to the extent that fees paid for such services exceed competitive costs of such services.

xi.	Any expense associated with the operation of Landlord’s business entity or interest therein as distinguished from the cost and operation of the Building.

xii.	Compensation paid to clerks, attendants or other personnel in commercial concessions.

xiii.	Any cost or expense incurred in connection with the treatment, encapsulation or removal of currently existing asbestos, PCBs or other hazardous materials that are in violation of applicable law.

xiv.	Any expense for which Landlord is compensated by proceeds through insurance or warranties.

xv.	Any cost or expense incurred in connection with leasing or improving vacant space at the Project, and utilities consumed by such vacant space